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                  PAUL, WEISS, RIFKIND WHARTON & GARRISON
                         1285 AVENUE OF THE AMERICAS
                           NEW YORK, NEW YORK 10019
                                (212) 373-3000


                                     October 15, 1996







   Core-Mark International, Inc.
   395 Oyster Point Boulevard, Suite 415
   South San Francisco, CA  94080

             Registration Statement on Form S-4

   Ladies and Gentlemen:

     In connection with the Registration Statement on Form S-4 (the "Registration Statement") being filed today by Core-Mark International, Inc. (the "Company") with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), and the rules and regulations promulgated thereunder, we have been requested to render our opinion as to the legality of the securities being registered thereunder. The Registration Statement relates to the registration under the Act of the Company's 11-3/8% Senior Subordinated Notes due 2003 (the "New Notes"). The New Notes are to be offered in exchange for the
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11-3/8% Senior Subordinated Notes due 2003 (the "Existing Notes") issued and sold by the Company on September 27, 1996 in an offering exempt from registration under the Act. The New Notes will be issued by the Company pursuant to the terms of the Indenture (the "Indenture"), dated as of September 27, 1996, between the Company and Bankers Trust Company of New York, as trustee (the "Trustee").

     In this connection we have examined (i) originals, photocopies or conformed copies of the Registration Statement (including the exhibits and amendments thereto), (ii) the Indenture filed as an exhibit to the Registration Statement, (iii) the Certificate of Incorporation of the Company and (iv) records of certain of the Company's corporate proceedings relating, among other things, to the proposed issuance and sale of the New Notes. In addition, we have made such other examinations of law and fact as we considered necessary in order to form a basis for the opinions hereinafter expressed. In connection with such investigation, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as photocopies or conformed copies and the legal capacity of natural persons executing such documents, none of which facts we have independently verified.

     In rendering the opinions set forth below, we have assumed that the New Notes will be issued as described in the Registration Statement.
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     Based on the foregoing, we are of the opinion that:

     1. The Indenture represents a valid and binding obligation of the Company under the laws of the State of New York, enforceable against the Company in accordance with its terms, except as such enforceability may be subject to (a) bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium or other similar laws affecting creditors' rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

     2. When issued, authenticated and delivered, the New Notes will be legal, valid and binding obligations of the Company under the laws of the State of New York enforceable against the Company in accordance with their terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium and other similar laws affecting creditors' rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

     Our opinions expressed above are limited to the laws of the State of New York and the federal laws of the United States. Our opinions are rendered only with respect to the laws, and the rules, regulations and orders thereunder, that are currently in effect.
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     We hereby consent to the use of our name in the Registration Statement and in the prospectus therein as the same appears in the caption "Legal Matters" and to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Act or by the rules and regulations promulgated thereunder.

                                      Very truly yours,
                            /s/ PAUL, WEISS, RIFKIND, WHARTON & GARRISON
                            PAUL, WEISS, RIFKIND, WHARTON & GARRISON